SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2022

Global System Dynamics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40707	86-1458374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

815 Walker Street, Ste. 1155 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Gladstone Acquisition Corp. 1521 Westbranch Drive, Suite 100 McLean, Virginia 22102 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	GLEEU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	GLEE	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	GLEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On October 12, 2022 (the “Closing Date”), Gladstone Acquisition Corp., a Delaware corporation (the “Company”), entered into and closed a Purchase Agreement (the “Agreement”) with Gladstone Sponsor, LLC, a Delaware limited liability company ("Original Sponsor"), and DarkPulse, Inc., a Delaware corporation (the “New Sponsor”), pursuant to which the New Sponsor purchased from the Original Sponsor 2,623,120 shares of Class B common stock of the Company, par value $0.0001 per share, and 4,298,496 Private Placement Warrants, each of which is exercisable to purchase one share of Class A common stock of the Company, par value $0.0001 per share, for an aggregate purchase price of $1,500,000 (the “Purchase Price”).

In addition to the payment of the Purchase Price, the New Sponsor also assumed the following obligations: (i) responsibility for all of Company’s public company reporting obligations, (ii) the right to provide an extension payment and extend the deadline of the Company to complete an initial business combination from 15 months from August 9, 2021 to 18 months for an additional $1,150,000, and (iii) all other obligations and liabilities of the Original Sponsor related to the Company.

Pursuant to the Agreement, the New Sponsor has replaced the Company’s current directors and officers with directors and officers of the Company selected in its sole discretion. In connection with the closing of the Agreement, the Company has changed its name to “Global Systems Dynamics, Inc.”

In addition to the Agreement, the New Sponsor also entered into the Assignment, Assumption, Release and Waiver of the Letter Agreement pursuant to which the Original Sponsor and each of the parties to the Letter Agreement (defined below) agreed that all rights, interests and obligations of the Original Sponsor under the Letter Agreement (as defined below) were hereby assigned to the New Sponsor and that the Original Sponsor will have no further rights, interests or obligations under the Letter Agreement as of the Closing Date.

The letter agreement dated August 4, 2021 (the “Letter Agreement”), was by and among the Original Sponsor, et. al., and delivered to the Company in accordance with an Underwriting Agreement, dated August 4, 2021 (the “Underwriting Agreement”), entered into by and among the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters, et. al.

Finally, in addition to the Agreement, the New Sponsor entered into the Joinder to the Registration Rights Agreement pursuant to which the Company agreed to become a party to the Registration Rights Agreement dated as of August 4, 2021 by and among the Company, the Original Sponsor, et. al.

The Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, corporate authority, and compliance with applicable laws. The representations and warranties of each party set forth in the Agreement were made solely for the benefit of the other parties to the Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (c) may have been included in the Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

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Support Agreements

On October 12, 2022, in connection with the Agreement, the Company and the Original Sponsor terminated the administrative support agreement dated August 4, 2021.

On October 12, 2022, the Company entered into a letter agreement (the “Support Agreement”) with the New Sponsor that commenced on the date the Original Sponsor sold all of its securities in the Company in connection with the aforementioned Agreement. Under the Sponsor Agreement, the New Sponsor shall make available, or cause to be made available, to the Company, at 815 Walker Street, Suite 114, Houston, Texas 77002 (or any successor location of Darkpulse), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange, the Company shall pay the New Sponsor the sum of $10,000 per month.

Further under the Support Agreement, the New Sponsor agreed to waive any and all claims to seek payment of any amounts due to it out of the trust account established for the benefit of the public stockholders of the Company.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Indemnity Agreements

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated certificate of incorporation. The Company’s bylaws also permit it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company has directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify its officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 5.02.

Change in Company Officers and Directors

On October 12, 2022, David Gladstone, Terry L. Brubaker, Paul W. Adelgren, Michela A. English, John H. Outland, Anthony W. Parker, and Walter H. Wilkinson, Jr. tendered their resignations as officers and directors of the Company, Michael Malesardi, Michael LiCalsi, Bill Frisbie and Bill Reiman resigned as officers of the Company, and Geoff Mullins, Wayne Bale, and John Bartrum were appointed as members of the board of directors of the Company. Finally, Rick Iler was appointed as Principal Executive Officer, Chief Financial Officer and Secretary of the Company.

There was no known disagreement with any of our outgoing directors on any matter relating to the Company’s operations, policies or practices.

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The following sets forth certain information concerning each new director and officer’s past employment history, directorships held in public companies, if any, and for directors, their qualifications for service on the Company’s board.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until they resign or are removed by the board.

Rick Iler

J.Richard (Rick) Iler has spent his professional career in the capital markets working in positions as corporate finance, chief financial officer of both public and private companies, and institutional corporate bond salesman with leading wall street firms, e.g., BearStearns, Prudential, Kidder Peabody and Smith Barney.

His operational experience began working for an heir, (Shelton Ranch Corporation) of the legendary King Ranch working in budgeting, cash management and financing activities.  He worked with prominent joint ventures administering operating results with such notable companies as Shell, Prudential, Gulf & Western, and the Pritzker family. He has overseen financial reporting to regulatory agencies for numerous microcap public companies as chief financial officer where his duties evolved around facilitating various financings.

His treasury experience with SavingsBank, a Texas savings bank, entailed chairing the asset/liability and investment committees, where he managed a several hundred million dollar mortgage bond arbitrage guiding it through a period of an inverted yield curve returning an annualized 25% internal rate of return. His experience entailed substantial hedging experience with exchanged traded derivatives.

Throughout his career, he has been part of various investment classes of stock, debt and off balance sheet instruments in the aggregate eclipsing several hundred million in equities and debt. He has been part of high net worth, venture capital firms and leading investment banking concerns.

He has a B.S. from Grand Valley State University and attended South Texas College of Law completing nearly 2 of the 3 year JD program.

From 2018 to present, he has been self-employed as an independent consultant for various public companies.

Geoff Mullins

Geoffrey Mullins (48) is a seasoned government relations and communications professional with nearly three decades of policy, issue advocacy, and campaign experience at both the federal and state level. After several years on Capitol Hill as a Congressional staff member, he worked in the business community for national and state-level trade associations and grassroots organizations. In the private sector, Geoff worked for a political communications and technology company providing strategic public affairs support to Fortune 500 and national trade association clients. In the year 2000, he had the pleasure of helping plan and successfully implement the Republican National Convention held in Philadelphia.

For the last fifteen years, he has combined his professional experience with his love of the outdoors through work with NGOs advocating for fish and wildlife habitat conservation, clean water protections, Everglades restoration, fisheries management, Farm Bill conservation, public lands issues, and sportsmen's access.

Geoff is an avid sportsman, fly fisherman, and boater and serves on the Board of Directors of Fly Fishers International. He and his wife and son live in Washington, DC and south Florida.

From 2007 to 2018, he was employed by the Theodore Roosevelt Conservation Partnership as its Chief Operating and Communications Officer. From 2019 to present, he was employed by The Everglades Foundation as its Chief Programs Officer.

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Wayne Bale

Wayne E. Bale (60), has over 30 years’ experience leading projects for the U.S. Air Force and the Federal Government with extensive Federal contracting experience in all phases of project management from inception to acquisition through implementation. A career leader, he has managed teams facilitating customer interaction, proposal development, and operation execution, and served as Chief of Global Communications for the Air National Guard (ANG) Bureau in Washington DC. In this role he was responsible for the integration of ANG fixed and tactical communications systems and units. He led an integrated team of military, government civilian, and contractor engineers responsible for Base Communications field support at 88 flying Wings, 8 Combat Communications Groups, 23 Combat Communications Squadrons and 19 Engineering Installations Squadrons with a total life cycle value of over $1B in communications assets. As Commander of the 241st Engineering Installation Squadron, he led a worldwide engineering and installation mission. He is responsible for major system upgrades for numerous military installations. He is credited with leading his team to an Outstanding rating on a critical Air Force compliance inspection; a first for an engineering installation unit. A master strategist, Wayne developed operational plans, requirements, and logistical support for over 15,000 ANG personnel. He led the implementation of the Joint Incident Site Communication (JISC) system, and wireless networks. Additionally, he led the acquisition strategy development for the “One Air Force, One Network (1AF1N)” program. Wayne is a graduate of Western Illinois University with a degree in Business Administration.

From 2015 to 2019, he was employed by Rivada Networks as its VP of Federal Services. From November 2019 to April 2021, he was employed by Kizano Corp. as its Executive Vice President of Business Development. From April 2021 to present, he has been working as an Independent Consultant in Federal Markets and Various sales capacities.

John Bartrum

The CEO of Brightstar Innovations Group, LLC, John J. Bartrum (56 yrs), is a Capitol Hill veteran and retired federal Senior Executive Service career official with over 38 years of federal appropriations, healthcare, life science, defense, veterans and regulatory experience. An Air Force Major General, John is the Reserve Mobilization Assistant to the Air Force and Space Force Surgeon General. Elected as a Fellow in the National Academy of Public Administration.

In his prior federal positions, he advised both parties as a majority senior professional staffer to the US House Appropriations Committee from 2009 to 2017. He was responsible for policy and funding issues relating to the National Institutes of Health and its 27 institutes, Centers for Medicare and Medicaid Services, Centers for Disease Control and Prevention and Biomedical Advanced Research and Development Agency, among others; and the pharmaceutical and life sciences sector more broadly. While in the House of Representatives position, he was instrumental in developing the Ebola supplemental bill, including designing the infectious disease hospital network; the emergency management and public health response to the Zika virus; and Superstorm Sandy funding. Prior to this position, he was an Associate Director of the National Institutes of Health (NIH) as its Budget Director.

John previously served in the National Security Division of the Office of Management and Budget (OMB) in the Executive Office of the President, responsible for advising on key activities in the Departments of Defense and Veterans Affairs, including wartime supplemental requests for medical, research and healthcare operations.

In addition to his substantial general government operations and healthcare experience, John has over 38 years of military experience in both active duty and as a reserve officer. Major General Bartrum, a combat veteran, is the senior Air Force Reserve Medical and Medical Service Corps (Healthcare Executive) officer. As the mobilization assistant to the Surgeon General of the Air Force and Space Force, he assists in the leadership for a $6.1 billion health system involving a 44,000-person integrated health care delivery system serving 2.6 million beneficiaries at 76 Air Force military treatment facilities worldwide. In 2020, he was mobilized as the Government-wide COVID-19 Emergency Support Function-8 (Public Health and Medical Services) Deputy Incident Manager. John enhanced the interagency doctrine and oversaw the coordination of the joint federal agency medical response. He was recognized with many awards for this activity to include the Department of Health and Human Services Pinnacle Medal, Defense Superior Service Medal, and the Federal Health Care Executive Award for Excellence from the American Hospital Association.

John was a Partner in a global law firm where he advised numerous corporate clients on federal government policy and operational issues related to health/life sciences, biomedical, veterans/defense, education/training, and general government issues. John currently is a board member on two biomedical start-ups.

From February 2017 to May 2019, he was a partner at Squire Patton Boggs where he provided strategic and legal advice in areas related to public policy, health care, government finance, and defense related areas. From June 2019 to present, he was employed by Brightstar Innovations Group, LLC as its Chief Executive Officer.

There are no family relationships between or among the outgoing directors and executive officers and the persons appointed to become directors and executive officers.

None of the Company’s newly appointed officers and directors have had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

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Committee Appointments

The Company already has an audit committee and a compensation committee. The board of directors recently formed its nominating and corporate governance committee. The nominating and corporate governance committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the nominating and corporate governance committee’s composition and meetings. The nominating and corporate governance committee charter, along with the charters for the other committees, is available on our website www. gsd.xyz.com.

The nominating and corporate governance committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

•        Develop qualifications and criteria for selecting and evaluating directors and nominees;

•        Consider and propose director nominees;

•        Make recommendations to the Board regarding Board compensation;

•        Make recommendations to the Board regarding Board committee memberships;

•        Develop and recommend to the Board corporate governance guidelines;

•        Facilitate an annual assessment of the performance of the Board and each of its standing committees;

•        Consider the independence of each director and nominee for director; and

•        Perform other functions or duties deemed appropriate by the Board.

The nominating and governance committee was just formed, and the entire board fulfilled these functions prior.

As a result of recent departures from the board and the new appointments, the committees of the board of directors currently consists of the following members:

John Bartrum: Chair of nominating and corporate and governance committee, member of audit committee and compensation committee

Wayne Bale: Chair of compensation committee, member of audit committee and nominating and corporate governance committee

Geoff Mullins: Chair of audit committee, member of compensation committee and nominating and corporate governance committee.

Nasdaq listing standards require that a majority of the Company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Company’s board of directors has determined that Geoff Mullins, Wayne Bale, and John Bartrum are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On October 12, 2022, we filed with the Secretary of State of the State of Delaware an amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to change the legal name of the Company from Gladstone Acquisition Corp. to Global Systems Dynamic, Inc. (the “Name Change”). The Company’s board of directors also has adopted amended and restated By-Laws of the Company (“Amended By-Laws”) reflecting the name change. Other than the Name Change, there were no changes to the Company’s certificate of incorporation or by-laws. Copies of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware, and the Amended By-Laws, are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

In connection with the Name Change, the Company launched a new corporate website: www.gsd.xyz. The Company’s investor relations information, including press releases and links to the Company’s SEC filings, will now be found on this website. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the Company’s corporate governance documents, including the charters of the committees of the Company’s board of directors, Corporate Governance Principles and Code of Conduct, are available on this website. Any amendment to or waivers of the Code of Conduct will be disclosed on this website.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description

3.1	Certificate of Amendment, dated October 12, 2022
3.2	Amended and Restated Bylaws, dated October 12, 2022
10.1	Purchase Agreement, dated October 12, 2022
10.2	Support Agreement, dated October 12, 2022
10.3	Form of Indemnity Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global System Dynamic, Inc

/s/ Rick Iler

Rick Iler

Principal Executive Officer, Chief Financial Officer and Secretary

Date: October 13, 2022

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